                                                                   EXHIBIT 10.1

===============================================================================


                               CREDIT AGREEMENT

                          Dated as of August 1, 1997

                                    between

                         POWERWAVE TECHNOLOGIES, INC.,

                                      and

                        BANK OF AMERICA NATIONAL TRUST

                            AND SAVINGS ASSOCIATION


================================================================================

                               TABLE OF CONTENTS
                               -----------------


Section                                                                   Page
ARTICLE I DEFINITIONS AND FINANCIAL REQUIREMENTS......................      1

    1.01 Definitions..................................................      1
    1.02 Financial Requirements.......................................      6

ARTICLE II THE CREDIT FACILITIES......................................      6

    2.01 The Revolving Facility.......................................      6
    2.02 Advances Under the Revolving Facility........................      6
    2.03 Facility Fee.................................................      8
    2.04 Commitment Fee...............................................      8
    2.05 Default Rate.................................................      8
    2.06 Early Termination of Commitment..............................      8
    2.07 Optional Prepayments.........................................      8

ARTICLE III EXTENSIONS OF CREDIT, PAYMENTS AND INTEREST CALCULATIONS..      9

    3.01 Requests for Credit..........................................      9
    3.02 Disbursements and Payments...................................      9
    3.03 Branch Accounts..............................................      9
    3.04 Evidence of Indebtedness.....................................      9
    3.05 Interest Calculation.........................................      9
    3.06 Late Payments; Compounding...................................      9
    3.07 Business Day.................................................     10
    3.08 Taxes and Other Charges......................................     10
    3.09 Illegality...................................................     11
    3.10 Increased Costs..............................................     12
    3.11 Funding Losses...............................................     13
    3.12 Inability to Determine Rates.................................     13
    3.13 Certificate of the Bank......................................     13
    3.14 Survival.....................................................     13

ARTICLE IV CONDITIONS TO AVAILABILITY OF CREDIT.......................     14

    4.01 Conditions to First Extension of Credit......................     14
    4.02 Conditions to Each Extension of Credit.......................     14

ARTICLE V REPRESENTATIONS AND WARRANTIES..............................     15

    5.01 Corporate Existence and Power................................     15
    5.02 Authorization................................................     15
    5.03 Enforceability...............................................     16
    5.04 Compliance with Laws.........................................     16

                               TABLE OF CONTENTS
                               -----------------

                                  (continued)


Section                                                                   Page
-------                                                                   ----
    5.05 Permits, Franchises..........................................     16
    5.06 Litigation...................................................     16
    5.07 No Event of Default..........................................     16
    5.08 Other Obligations............................................     16
    5.09 Tax Returns..................................................     16
    5.10 Information Submitted........................................     16
    5.11 No Material Adverse Effect...................................     17
    5.12 ERISA Compliance.............................................     17
    5.13 Environmental Matters........................................     17
    5.14 Swap Obligations.............................................     18

ARTICLE VI AFFIRMATIVE COVENANTS......................................     18

    6.01 Notices of Certain Events....................................     18
    6.02 Financial and Other Information..............................     18
    6.03 Books, Records, Audits and Inspections.......................     19
    6.04 Use of Facility..............................................     19
    6.05 Insurance....................................................     20
    6.06 Compliance with Laws.........................................     20
    6.07 Change in Name, Structure or Location........................     20
    6.08 Existence and Properties.....................................     20

ARTICLE VII NEGATIVE COVENANTS........................................     20

    7.01 Other Indebtedness...........................................     21
    7.02 Liens........................................................     21
    7.03 Acquisitions.................................................     22
    7.04 Dividends....................................................     22
    7.05 Loans........................................................     22
    7.06 Liquidations and Mergers.....................................     23
    7.07 Sale of Assets...............................................     23
    7.08 Business Activities..........................................     23
    7.09 Regulations G, T, U, and X...................................     23
    7.10 Quick Ratio..................................................     24
    7.11 Tangible Net Worth...........................................     24
    7.12 Total Liabilities to Tangible Net Worth......................     24
    7.13 Consecutive Quarterly Losses; Losses in One Quarter..........     24

ARTICLE VIII EVENTS OF DEFAULT........................................     24

    8.01 Events of Default............................................     24
         (a) Failure to Pay...........................................     24
         (b) Breach of Representation or Warranty.....................     24

                               TABLE OF CONTENTS
                               -----------------

                                  (continued)


Section                                                                   Page
-------                                                                   ----
         (c) Specific Defaults........................................     24
         (d) Other Defaults...........................................     24
         (e) Judgments................................................     25
         (f) Failure to Pay Debts; Voluntary Bankruptcy...............     25
         (g) Involuntary Bankruptcy...................................     25
         (h) Default of Other Financial Obligations...................     25
         (i) Default of Other Bank Obligations........................     26
         (j) Material Adverse Effect..................................     26
         (k) ERISA....................................................     26
         (l) Change of Control........................................     26
    8.02 Remedies.....................................................     26

ARTICLE IX MISCELLANEOUS..............................................     27

    9.01 Successors and Assigns.......................................     27
    9.02 Consents and Waivers.........................................     27
    9.03 Governing Law................................................     28
    9.04 Costs and Attorneys' Fees....................................     28
    9.05 Integration; Amendment.......................................     28
    9.06 Borrower's Documents.........................................     28
    9.07 Participations...............................................     28
    9.08 General Indemnification......................................     28
    9.09 Confidentiality..............................................     29
    9.10 Notices......................................................     30
    9.11 Headings; Interpretation.....................................     30
    9.12 Severability.................................................     31
    9.13 Counterparts.................................................     31
    9.14 Waiver of Jury Trial.........................................     31


Schedules
---------

Schedule 5.13  Environmental Matters
Schedule 7.01  Existing Indebtedness
Schedule 7.02  Existing Liens

EXHIBITS
--------

Exhibit A      Form of Compliance Certificate

                               CREDIT AGREEMENT

          THIS CREDIT AGREEMENT (this "Agreement") is entered into as of August 1, 1997, between POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

          In consideration of the mutual covenants and agreements contained herein, the Borrower and the Bank agree as follows:

                                   ARTICLE I


                     Definitions and Financial Requirements
                     --------------------------------------

     1.01  Definitions. The following terms (including plural and singular
           -----------
versions thereof) have the meanings indicated:

     "Advance":  an advance hereunder.
      -------

     "Availability Period":  the period commencing on the date of this Agreement
      -------------------
and ending on the date that is the earlier to occur of (a) July 31, 1998, and
(b) the date on which the Bank's commitment to extend credit hereunder terminates.

     "Business Day":  any day other than a Saturday, a Sunday, or other day on
      ------------
which commercial banks in San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Advance, means such a day on which dealings are carried on in the applicable offshore interbank market.

     "Closing Date":  the date on which all conditions to the initial extension
      ------------
of credit hereunder are satisfied.

     "Code":  the Internal Revenue Code of 1986, as amended, and the rules and
      ----
regulations promulgated thereunder as from time to time in effect.

     "Compliance Certificate": a compliance certificate in the form of
      ----------------------
Exhibit A.
---------

     "Credit Documents":  collectively, this Agreement and each other agreement,
      ----------------
documents and instrument now or hereafter delivered to the Bank in connection with the credits established herein and the transactions contemplated hereby.

     "Credit Limit":  the amount $10,000,000.
      ------------

     "Default":  any event or circumstance which, with the giving of notice, the
      -------
lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Dollars", "dollars" and "$":  each, lawful money of the United States.
      -------    -------       -

     "Environmental Laws":  any foreign, federal, state, local, or municipal
      ------------------
laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority, any and all requirements of law and any and all common law requirements, rules, and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, as now or may at any time hereafter may be in effect.

     "ERISA":  the Employee Retirement Income Security Act of 1974, as amended,
      -----
and the rules and regulations promulgated thereunder as from time to time in effect.

     "ERISA Event":  (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by the Borrower from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Borrower to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

     "Event of Default":  any event listed in Article VIII of this Agreement.
      ----------------

     "FDIC":  the Federal Deposit Insurance Corporation, or any entity
      ----
succeeding to any of its principal functions.

     "Floating Rate":  specified in subsection 2.02(a).
      -------------

     "FRB":  the Board of Governors of the Federal Reserve System, or any entity
      ---
succeeding to any of its principal functions.

     "Hazardous Substance":  any hazardous or toxic substance, material,
      -------------------
pollutant, waste or similar designation, defined, listed, classified, or regulated as such in or under any Environmental Laws, including asbestos, petroleum, or petroleum products (including gasoline, crude oil, or any fraction thereof), polychlorinated biphenyls, and urea-formaldehyde insulation.

     "IRS":  the Internal Revenue Service or any entity succeeding to any of its
      ---
principal functions under the Code.

     "Material Adverse Effect":  (a) a material adverse change in, or a material
      -----------------------
adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform under any Credit Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Credit Document.

     "Offshore Rate":  for each Offshore Rate Interest Period, the rate of
      -------------
interest (rounded upward to the next 1/16th of 1%) determined pursuant to the following formula:

          Offshore Rate =              Offered Rate
                           ------------------------------------
                           1.00 - Eurodollar Reserve Percentage

          Where:

               "Offered Rate" means the rate of interest at which deposits in Dollars in the approximate amount of the Offshore Rate Advance to be made and having a maturity comparable to such Offshore Rate Interest Period would be offered by the Bank's London Branch (or such other office as may be designated for such purpose by the Bank) to major banks in the London interbank market upon request of such banks at approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Offshore Rate Interest Period.

               "Eurodollar Reserve Percentage" means, for any Offshore Rate Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on the first day of such Offshore Rate Interest Period under regulations applicable to the Bank issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Offshore Rate Interest Period.

          "Offshore Rate Advance":  an Advance for which interest is based on
           ---------------------
the Offshore Rate.

          "Offshore Rate Interest Period":  for each Offshore Rate Advance the
           -----------------------------
period commencing on the date the Offshore Rate Advance begins to bear interest at a rate based on the Offshore Rate and ending one, two, three, or six months thereafter, as requested by the Borrower, or such shorter periods as requested by the Borrower at the time of the requested Offshore Rate Advance and agreed to by the Bank in its sole discretion; provided, however, that the last day of each Offshore Rate Interest Period shall be determined in accordance with the practices of the applicable offshore interbank markets as from time to time in effect, and provided further that no such interest period shall extend beyond the last day of the Availability Period.

          "PBGC":  the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any of its principal functions under ERISA.

          "Pension Plan":  a pension plan (as defined in Section 3(2) of ERISA)
           ------------
subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Permitted Swap Obligations":  all obligations (contingent or
           --------------------------
otherwise) of the Borrower or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (ii) except in the case of a swap contract with the Bank or an affiliate of the Bank, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)).

          "Person": an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority.

          "Plan":  an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Reference Rate":  for any day, the rate of interest in effect for
           --------------
such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Reference Rate Advance":  an Advance that bears interest based on the
           ----------------------
Reference Rate.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Revolving Facility":  the line of credit described in Section 2.01.
           ------------------

          "Subsidiary":  of the Borrower, any corporation, association,
           ----------
partnership, joint venture, or other business entity of which more than 50% of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled directly or indirectly by the Borrower or one or more Subsidiaries of the Borrower or a combination thereof.

          "Swap Contract":  any agreement, whether or not in writing, relating
           -------------
to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Tangible Net Worth": the gross book value of the assets of the
           ------------------
Borrower and its Subsidiaries on a consolidated basis (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, other deferred charges, and other like intangibles and monies due from affiliates, officers, directors, or shareholders of the Borrower or its Subsidiaries) less (a) reserves applicable thereto, and (b) all liabilities (including accrued and deferred income taxes and subordinated liabilities).

          "Unfunded Pension Liability":  the excess of a Plan's benefit
           --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     1.02 Financial Requirements. Unless otherwise specified in this Agreement,
          ----------------------
all accounting terms used in this Agreement shall be interpreted, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles in effect from time to time in the United States, consistently applied.

                                   ARTICLE II


                             The Credit Facilities
                             ---------------------

     2.01 The Revolving Facility. From time to time during the Availability
          ----------------------
Period, subject to the terms and provisions hereof, the Bank, on a revolving basis, will make Advances denominated in dollars to the Borrower. The aggregate of all Advances may not exceed at any one time the Credit Limit.

     2.02 Advances Under the Revolving Facility. (a) Subject to the other
          -------------------------------------
provisions of this Section, Advances under the Revolving Facility shall bear interest at a rate per annum equal to the Reference Rate plus zero percentage points per annum (the Reference Rate plus zero percentage points per annum is referred to herein as the "Floating Rate"). The Borrower shall pay interest
                           -------------
quarterly, on the last day of each calendar quarter until the last day of the Availability Period, on which date all accrued and unpaid interest shall be due and payable. The Borrower shall repay the principal amount of each Reference Rate Advance on the last day of the Availability Period.

          (b) In lieu of the interest rate described above, the Borrower may elect in its borrowing, conversion or continuation notice with respect to an Advance during the Availability Period to have such Advance under the Revolving Facility bear interest at the Offshore Rate plus 1.25% per annum during an Offshore Rate Interest Period, subject to the following requirements:

              (i) Each Offshore Rate Advance shall be for an amount not less than $1,000,000.

              (ii) The Borrower shall pay interest on each Offshore Rate Advance on the last day of the Offshore Rate Interest Period for such Advance; provided, however, that if any Offshore Rate Interest Period for a Offshore
     --------  -------
     Rate Advance exceeds three months, interest shall also be payable on the date which falls three months after the beginning of such Offshore Rate Interest Period and on each date which falls three months after any such interest payment date. The Borrower shall repay the principal balance of each Offshore Rate Advance on the last day of the Availability Period.

              (iii) Any payment of an Offshore Rate Advance prior to the last day of the Offshore Rate Interest Period for such Advance, whether voluntary, by reason of acceleration or otherwise, including any mandatory payments required under this Agreement and applied by the Bank to an Offshore Rate Advance, shall be accompanied by the amount of accrued interest on the amount repaid and by the amount (if any) required by
     Section 3.11.

          (c) (i) The Borrower may, upon irrevocable written notice to the Bank, (x) elect, as of any Business Day, in the case of a Reference Rate Advance, or as of the last day of the applicable Offshore Rate Interest Period, in the case of or an Offshore Rate Advance, to convert any such Advance (or any part thereof in an amount not less than $1,000,000) into a Reference Rate Advance; or (y) elect, as of the last day of the applicable Offshore Rate Interest Period, to continue an Offshore Rate Advance having an Offshore Rate Interest Period expiring on such day (or any part thereof in an amount not less than $1,000,000); provided, that if at any time the
                                             --------
     amount of any Offshore Rate Advance is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Advance shall automatically convert into a Reference Rate Advance, and on and after such date the right of the Borrower to continue such Advance as, and convert such Advance into, an Offshore Rate Advance, as the case may be, shall terminate.

               (ii) If upon the expiration of any Offshore Rate Interest Period applicable to an Offshore Rate Advance, the Borrower has failed to select timely a new Offshore Rate Interest Period to be applicable to such Advance, or if any

     Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Advance into a Reference Rate Advance effective as of the expiration date of such Offshore Rate Interest Period.

               (iii) Unless the Bank otherwise consents, during the existence of a Default or Event of Default, the Borrower may not elect to have an Advance converted into or continued as an Offshore Rate Advance.

     2.03 Facility Fee. The Borrower shall pay to the Bank a non-refundable
          ------------
facility fee of $7,500 on or before the Closing Date.

     2.04 Commitment Fee. The Borrower shall pay to the Bank a commitment fee at
          --------------
the rate of 0.10% per annum on the average daily unused portion of the credit provided under this Agreement. The commitment fee shall be computed on a calendar quarter basis, except for the first period which shall commence on the Closing Date and end on September 30, 1997, and the last period which shall end on the last day of the Availability Period. The commitment fee shall be payable in arrears on September 30, 1997, on the last day of each successive calendar quarter thereafter, and on the last day of the Availability Period.

     2.05 Default Rate. Upon the occurrence and during the continuation of any
          ------------
Event of Default, and without constituting a waiver of any such Event of Default, Advances under the Revolving Facility shall at the option of the Bank bear interest at a rate per annum which is 2.00% per annum higher than the rate of interest otherwise provided under this Agreement.

     2.06 Early Termination of Commitment. The Borrower may at any time
          -------------------------------
terminate the Bank's commitment to extend credit hereunder by giving no less than five Business Days' prior notice to the Bank and paying in full the entire amount of credit outstanding hereunder, together with any sums due under Section
3.11. All accrued commitment fees to, but not including the effective date of any termination of the commitment, shall be paid on the effective date of such termination.

     2.07 Optional Prepayments. Subject to Section 3.11, the Borrower may, at
          --------------------
any time or from time to time, upon not less than three Business Days' irrevocable notice to the Bank, prepay Advances in whole or in part; provided that, after giving effect to any prepayment of an Offshore Rate Advance, such Advance is in a minimum amount of $1,000,000. Such notice of prepayment shall specify the date and amount of such prepayment and the type of Advances to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.11.

                                  ARTICLE III


            Extensions of Credit, Payments and Interest Calculations
            --------------------------------------------------------

     3.01 Requests for Credit. Each request for an extension, conversion or
          -------------------
continuation of credit shall be made in writing on a form acceptable to the Bank or in any other manner acceptable to the Bank, and must be received by the Bank no later than 9:00 a.m. (San Francisco time), (i) three Business Days prior to the requested borrowing, conversion or continuation date in the case of a borrowing or continuation of, or conversion to, an Offshore Rate Advance, and
(ii) on the requested borrowing or conversion date in the case of a borrowing of, or conversion to, a Reference Rate Advance.

     3.02 Disbursements and Payments. Each disbursement by the Bank and each
          --------------------------
payment by the Borrower under this Agreement shall be made in the funds and at such branch of the Bank as the Bank may from time to time select.

     3.03 Branch Accounts. Each extension of credit under this Agreement shall
          ---------------
be made for the account of such branch, office, or affiliate of the Bank as the Bank may from time to time select.

     3.04 Evidence of Indebtedness. Principal, interest, and all other sums due
          ------------------------
to the Bank under this Agreement shall be evidenced by entries in records maintained by the Bank, and, if required by the Bank, by a promissory note or notes. Each payment on and any other credits with respect to principal, interest, and all other sums due under this Agreement shall be evidenced by entries to records maintained by the Bank. The loan accounts or records maintained by the Bank shall be conclusive absent manifest error of the amount of the credit extended hereunder and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing.

     3.05 Interest Calculation. Interest based on the Reference Rate shall be
          --------------------
computed on the basis of a 365/366-day year, actual days elapsed. All other interest and fees payable under this Agreement shall be computed on the basis of a 360 day year and actual days elapsed, which results in more interest or a larger fee than if a 365-366 day year were used.

     3.06 Late Payments; Compounding. Any sum payable by the Borrower hereunder
          --------------------------
(including unpaid interest) if not paid when due shall bear interest (payable on demand) from its due date until payment in full at a rate per annum equal to the Floating Rate plus 2.00% per annum. At the option of the Bank, in each instance, any sum payable hereunder which is not paid when due (including unpaid interest) may be added to principal of the Revolving Facility and shall thereafter bear interest at the rate applicable to principal.

     3.07 Business Day. Any sum payable by the Borrower hereunder which becomes
          ------------
due on a day which is not a Business Day shall be due on the next Business Day after such due date, unless, in the case of an Offshore Rate Advance, the result of such extension would be to carry such Offshore Rate Interest Period into another calendar month, in which event such Offshore Rate Interest Period shall end on the immediately preceding Business Day. Any payments received by the Bank on a day which is not a Business Day shall be deemed to be received on the next Business Day after such date of receipt.

     3.08 Taxes and Other Charges. (a) Any and all payments by the Borrower to
          -----------------------
the Bank under this Agreement and any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) the Borrower shall make such deductions and withholdings;

               (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Borrower shall also pay to the Bank, at the time interest is paid, Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) The Borrower agrees to indemnify and hold harmless the Bank for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Bank.

          (e) If the Borrower is required to pay any amount to the Bank pursuant to subsection (b) or (c) of this Section, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of the Bank is not otherwise disadvantageous to the Bank.

         (f) For purposes of this Section, "Further Taxes" means any and all
                                            -------------
present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to this Section; "Other Taxes" means any present or future stamp, court or documentary taxes or
 -----------
any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Documents; and "Taxes" means any and all present or future
                                 -----
taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

     3.09 Illegality. (a) If the Bank determines that (i) the introduction of
          ----------
any law, rule, regulation, treaty, or determination of an arbitrator or court or other governmental authority or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for the Bank to make or extend any Advance or other credit under this Agreement, or (ii) any order, judgment, or decree of any governmental authority or arbitrator purports by its terms to enjoin or restrain the Bank from making or extending any Advance or other credit hereunder, then, on notice thereof by the Bank to
                                       ----
the Borrower, the obligation of the Bank to make or extend such Advance or other credit shall be suspended until the Bank shall have notified the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If the Bank determines that it has become unlawful for it to maintain any Offshore Rate Advance hereunder, the Borrower shall prepay in full all Offshore Rate Advances then outstanding, together with interest accrued thereon, either on the last day of the applicable Offshore Rate Interest Period if the Bank may lawfully continue to maintain such Advances to such day and such loans have an interest period, or immediately, if the Bank may not lawfully continue to maintain such Advances or such loans have no interest period, together with any amounts required to be paid in connection therewith pursuant to Section 3.11.

     3.10 Increased Costs. (a) If the Bank shall determine that, due to either
          ---------------
(i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the Eurodollar Reserve Percentage included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case, announced after the date hereof, there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any credit hereunder, then the Borrower shall be liable for, and shall from time to time, within 30 days after written demand therefor by the Bank, pay to the Bank, additional amounts as are sufficient to compensate it for such increased costs.

          (b) If the Bank shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other governmental authority charged with the interpretation or administration thereof, or compliance by the Bank or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, in each case, announced after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank, and the Bank (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of the Bank's obligation under this Agreement, then, within 30 days after written demand therefor by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.11 Funding Losses. The Borrower shall reimburse the Bank and hold the
          --------------
Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of the failure of the Borrower to make any payment or prepayment of principal of any Advance hereunder made at a rate of interest related to the Offshore Rate (including payments made after any acceleration thereof), or to borrow, continue or convert at such a rate, or the prepayment of an Advance which bears interest at such a rate on a day which is not the last day of the interest period with respect thereto (including payments made after any acceleration thereof or because the total amount of credit exceeds the limitations set forth herein), including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Advances made at a rate related to the Offshore Rate hereunder or from fees payable to terminate any deposits from which such funds were obtained or deemed obtained.

     3.12 Inability to Determine Rates. The Bank has no obligation to accept an
          ----------------------------
election for an Offshore Rate Advance if (a) deposits in the applicable currency and in the principal amount, and for the period equal to the interest period, for such Advance are not available in the applicable funding market; or (b) the Offshore Rate does not accurately reflect the cost of such Advance. Nothing contained herein shall, however, obligate the Bank to obtain the funds for any Advance in any particular manner.

     3.13 Certificate of the Bank. If the Bank claims any reimbursement or
          -----------------------
compensation pursuant to Section 3.10 or Section 3.11, then the Bank shall deliver to the Borrower a certificate setting forth in reasonable detail the amount payable to the Bank thereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

     3.14 Survival. The agreements and obligations of the Borrower under
          --------
Sections 3.08 through 3.11 shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Borrower hereunder.

                                   ARTICLE IV


                      Conditions to Availability of Credit
                      ------------------------------------

     The Bank's obligation to extend credit under this Agreement is subject to the Bank's receipt of the following, each in form and substance satisfactory to the Bank:

     4.01 Conditions to First Extension of Credit. Before the first extension of
          ---------------------------------------
credit:

          (a) This Agreement, executed by the Borrower;

          (b) Satisfactory evidence of due authorization of the execution, delivery, and performance by the Borrower of this Agreement and any other Credit Documents, including certified resolutions, incumbency certificate, articles of incorporation and bylaws;

          (c) An opinion of Stradling, Yocca, Carlson & Rauth, counsel for the Borrower, with respect to such legal matters relating hereto as the Bank may request;

          (d) Certificates of state officials showing that the Borrower is in good standing or qualified to conduct business under the laws of the state of its organization and, if requested by the Bank, in any other state in which the Borrower is required to be so qualified;

          (e) A certificate of an appropriate officer of the Borrower as to the matters set forth in Section 4.02(a) and (b);

          (f) Payment of any fee or expense required hereunder prior to the first extension of credit, including the facility fee referenced in
Section 2.03; and

          (g) Such other approvals, opinions, documents or instruments as the Bank may reasonably request.

     4.02 Conditions to Each Extension of Credit. Before each extension,
          --------------------------------------
conversion or continuation of credit, including the first:

          (a) The representations and warranties of the Borrower contained in
Article V shall be true and correct in all material respects on and as of the date of such borrowing, conversion or continuation (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

          (b) Immediately prior to and immediately after giving effect to such extension, conversion or continuation of credit, no Default or Event of Default shall exist.

     Each request for an extension, conversion or continuation of credit hereunder shall constitute a representation and warranty by the Borrower, as of the date of each such request and as of the date of each extension, conversion or continuation of credit, that the conditions in this Section are satisfied.

                                   ARTICLE V


                         Representations and Warranties
                         ------------------------------

     The Borrower represents and warrants that:

     5.01 Corporate Existence and Power. The Borrower and each of its
          -----------------------------
Subsidiaries: (a) is a corporation duly organized and existing under the laws of the jurisdiction of its organization; (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to own its assets, carry on its business, and to execute, deliver, and perform its obligations under, the Credit Documents to which it is a party; and (c) is duly qualified and properly licensed and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such license or qualification, except where the failure to so qualify would not have a Material Adverse Effect.

     5.02 Authorization. The execution, delivery, and performance by the
          -------------
Borrower of this Agreement and any other Credit Document, have been duly authorized by all necessary corporate action, and do not and will not:

          (a)  contravene the terms of any organizational or charter documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any lien, security interest, or charge under, any agreement, contract, indenture, document, or instrument to which the Borrower is a party or by which any property is bound, or any order, injunction, writ, or decree of any governmental authority to which the Borrower or any of its property is subject; or

          (c) violate any law, rule, regulation, or determination of an arbitrator or of a court or other governmental authority, in each case applicable to or binding upon the Borrower or any of its property.

     5.03 Enforceability. This Agreement is a legal, valid, and binding
          --------------
agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the other Credit Documents and any other instrument or agreement required under this Agreement, when executed and delivered, will be legal, valid, binding, and enforceable in accordance with its terms against the Borrower.

     5.04 Compliance with Laws. The Borrower and each of its Subsidiaries is in
          --------------------
compliance with all foreign, federal, state and local laws, rules, regulations and determinations of arbitrators, courts and other governmental authorities materially affecting the business, operations or property of the Borrower and its Subsidiaries (including Environmental Laws).

     5.05 Permits, Franchises. The Borrower and its Subsidiaries possess all
          -------------------
permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade name rights, patent rights, and fictitious name rights necessary to enable the Borrower and its Subsidiaries to conduct the businesses in which they are now engaged.

     5.06 Litigation. There is no litigation, tax claim, proceeding,
          ----------
governmental or administrative action, investigation, arbitration proceeding or dispute pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their properties, the adverse determination of which would result in a Material Adverse Effect.

     5.07 No Event of Default.  There exists no Default or Event of Default.
          -------------------

     5.08 Other Obligations. As of the Closing Date, the Borrower and its
          -----------------
Subsidiaries are not in default under any other agreement involving the borrowing of money, the extension of credit, or the lease of real or personal property, to which the Borrower or any of its Subsidiaries is a party as borrower, guarantor, installment purchaser, or lessee, except as disclosed in writing to the Bank prior to the Closing Date.

     5.09 Tax Returns. The Borrower has no knowledge of any material pending
          -----------
assessments or adjustments with respect to its or its Subsidiaries' income tax liabilities for any year, except as disclosed in writing to the Bank prior to the Closing Date.

     5.10 Information Submitted. All financial and other information that has
          ---------------------
been submitted by the Borrower or any of its Subsidiaries to the Bank, including the Borrower's financial statement delivered to the Bank most recently prior to the Closing Date: (a) in the case of financial statements, is prepared in accordance with generally accepted accounting principles consistently applied; and (b) is true and correct in all material respects and is complete insofar as may be necessary to give the Bank true and accurate knowledge of the subject matter thereof.

     5.11 No Material Adverse Effect. Since December 31, 1996, there has been no
          --------------------------
Material Adverse Effect.

     5.12 ERISA Compliance. Except as specifically disclosed to the Bank in
          ----------------
writing prior to the Closing Date: (a) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) there are no pending, or to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (c) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan; (e) no Pension Plan has any Unfunded Pension Liability; (f) the Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (g) no trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (h) neither the Borrower or entity under common control with the Borrower in the preceding sentence has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

     5.13 Environmental Matters. Except as disclosed on Schedule 5.13,
          ---------------------                         -------------
(a) (i) the properties of the Borrower and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, (B) which could interfere with the continued use, occupation or operation of such property, (C) which could impair the fair market value thereof, or (D) in levels or concentrations requiring cleanup or other management under applicable standards or guidelines of foreign, federal, state, or local environmental agencies; and (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of the Borrower or any of its Subsidiaries in violation of or in any manner which could give rise to liability under any Environmental Laws.

          (b) Neither the Borrower nor any of its Subsidiaries has received or is aware of any material claim or notice of material violation, alleged material violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Substances or compliance with Environmental Laws with regard to the properties or operations of the Borrower or any of its Subsidiaries, nor does the Borrower have knowledge or reason to believe that any such action is being contemplated, considered, or threatened.

     5.14 Swap Obligations. Neither the Borrower nor any of its Subsidiaries has
          ----------------
incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

                                   ARTICLE VI


                             Affirmative Covenants
                             ---------------------

     So long as credit is available under this Agreement and until full and final payment of all of the Borrower's obligations under this Agreement and any other Credit Document:

     6.01 Notices of Certain Events. The Borrower shall promptly give written
          -------------------------
notice to the Bank of:

          (a) all litigation, proceedings or actions affecting the Borrower or its Subsidiaries where the amount claimed is $1,000,000 or more;

          (b) any dispute which may exist between the Borrower and any governmental regulatory body or law enforcement authority which could have in a Material Adverse Effect;

          (c)  any Default or Event of Default;

          (d) any of the representations and warranties in Article V ceases to be true and correct; and

          (e) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     6.02 Financial and Other Information. The Borrower shall deliver to the
          -------------------------------
Bank in form and detail satisfactory to the Bank, and in such number of copies as the Bank may request:

          (a) Within 120 days after the end of each fiscal year, the Borrower's consolidated financial statements for such year audited by a certified public accountant, together with an unqualified opinion of such certified public accountant, and including, at a minimum, the Borrower's balance sheet and statements of income, retained earnings, and cash flow;

          (b) Within 45 days after the end of each fiscal quarter, the Borrower's consolidated financial statements for such period prepared by the Borrower and including, at a minimum, the Borrower's balance sheet and statements of income and cash flow;

          (c) Concurrently with the delivery of the financial statements referred to in subsections 6.02(a) and (b), a completed Compliance Certificate executed by the chief financial officer or treasurer of the Borrower or other officer having substantially the same authority and responsibility;

          (d) Within 10 days after the date of filing with the Securities and Exchange Commission, copies of any of the Borrower's Form 10-K Annual Reports, Form 10-Q Quarterly Reports and Form 8-K Current Reports; and

          (e) Promptly upon request, such other materials and information relating to the Borrower or its Subsidiaries as the Bank may reasonably request.

     6.03 Books, Records, Audits and Inspections. The Borrower shall, and shall
          --------------------------------------
cause its Subsidiaries to, maintain adequate books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over the Borrower or its Subsidiaries, or the Borrower's or its Subsidiaries' businesses. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Bank and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Bank may do any of the
--------  -------
foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.04 Use of Facility. The Borrower shall use the credit facility provided
          ---------------
herein solely for working capital and other general corporate purposes not in contravention of any requirement of law.

     6.05 Insurance. The Borrower shall, and shall cause its Subsidiaries to,
          ---------
maintain and keep in force insurance of the types and in amounts customarily carried in lines of businesses similar to those of the Borrower and its Subsidiaries, including fire, extended coverage, public liability (including coverage for contractual liability), property damage (including use and occupance), business interruption, and workers' compensation, all carried by insurers and in amounts satisfactory to the Bank, with loss payable endorsements on such types of insurance as the Bank may reasonably request, and deliver to the Bank from time to time, at the Bank's request, a certificate of insurance setting forth all insurance then in effect.

     6.06 Compliance with Laws. The Borrower shall at all times comply in all
          --------------------
material respects with, and cause its Subsidiaries to comply in all material respects with, all laws, statutes (including any fictitious name statute), rules, regulations, orders, and directions of any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries (including all Environmental Laws).

     6.07 Change in Name, Structure or Location. The Borrower shall notify the
          -------------------------------------
Bank in writing prior to any change in (a) the Borrower's name, (b) the Borrower's business or legal structure, or (c) the Borrower's place of business or chief executive office if the Borrower has more than one place of business.

     6.08 Existence and Properties. The Borrower shall, and shall cause each of
          ------------------------
its Subsidiaries to, maintain and preserve its existence and all rights, privileges, and franchises now enjoyed, conduct its business in an orderly, efficient, and customary manner, keep all the its properties in good working order and condition, and from time to time make all needed repairs, renewals, or replacements thereto and thereof so that the efficiency of such property shall be fully maintained and preserved.

                                  ARTICLE VII


                               Negative Covenants
                               ------------------

     So long as credit is available under this Agreement and until full and final payment of all of the Borrower's obligations under this Agreement and any other Credit Document:

     7.01 Other Indebtedness. The Borrower shall not, and shall not suffer or
          ------------------
permit any Subsidiary to, create, incur, assume, or permit to exist any indebtedness or liabilities for or resulting from borrowed money, loans, or advances, or for the deferred purchase price of property under capital leases, or under or in connection with any Swap Contract, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, or become liable as a surety, guarantor, accommodation endorser, or otherwise for or upon the obligation of any other Person; provided, however, that this Section shall not prohibit:

          (a) indebtedness and guarantees in favor of the Bank or any affiliate of the Bank;

          (b) indebtedness, liabilities, and guarantees outstanding as of the date of this Agreement and specifically disclosed in Schedule 7.01;
                                                     -------------

          (c) the acquisition of goods, supplies, or merchandise on normal trade credit;

          (d) the execution of bonds or undertakings in the ordinary course of its business;

          (e) the endorsement of negotiable instruments received in the ordinary course of its business;

          (f) indebtedness secured by liens permitted under subsection 7.02(f) and indebtedness in connection with sale-leaseback transactions permitted under subsection 7.07(d);

          (g) Permitted Swap Obligations; and

          (h) other unsecured indebtedness and guarantees not to exceed at any one time outstanding the amount (including, without duplication, the amount guaranteed, in the case of a guaranty) of $2,000,000.

     7.02 Liens. The Borrower shall not, and shall not suffer or permit any of
          -----
its Subsidiaries to, create, assume, or suffer to exist any security interest, deed of trust, mortgage, lien (including the lien of an attachment, judgment, or execution), or encumbrance, securing a charge or obligation, on or of any of its or their property, real or personal, whether now owned or hereafter acquired, except: (a) security interests and deeds of trust in favor of the Bank;
(b) liens, security interests, and encumbrances in existence as of the date of this Agreement and specifically disclosed in Schedule 7.02; (c) liens for
                                             -------------
current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty or which are being contested in good faith and by appropriate proceedings, and as to which to no foreclosure or forfeiture proceeding has been commenced, or, if commenced, which has been stayed, and as to which adequate reserves in accordance with generally accepted accounting principles consistently applied are being maintained by the Borrower or the applicable Subsidiary; (d) liens in connection with workers' compensation, unemployment insurance, or other social security obligations; (e) mechanics', worker's, materialmen's, landlords', carriers', or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due; and (f) purchase money security interests in personal or real property hereafter acquired when the security interest does not extend beyond the property purchased.

     7.03 Acquisitions. The Borrower shall not, and shall not suffer or permit
          ------------
any of its Subsidiaries to, acquire or purchase control of, or the assets or business of, any other Person unless (i) no consideration other than the stock of the Borrower is given in connection with such acquisition or purchase; provided that such acquisitions or purchases may involve cash or debt consideration not in excess of the aggregate, cumulative amount of $10,000,000 from and after the date hereof, (ii) immediately after giving effect to any such acquisition or purchase, there shall not exist any Default or Event of Default,
(iii) any such acquisition or purchase is undertaken in accordance with all applicable requirements of law, and (iv) the prior, effective written consent or approval to such acquisition or purchase of the board of directors or equivalent governing body of such Person is obtained.

     7.04 Dividends. The Borrower shall not, and shall not suffer or permit any
          ---------
of its Subsidiaries that is not wholly-owned by the Borrower to, declare or pay any dividends or distributions on any of its shares now or hereafter existing, or purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto, except: (a) dividends payable solely in its capital stock; and (b) repurchases of the Borrower's stock not to exceed $2,000,000 from and after the date hereof.

     7.05 Loans. The Borrower shall not, and shall not suffer or permit any of
          -----
its Subsidiaries to, make any loans, advances, or other extensions of credit to any of the Borrower's or such Subsidiary's executives, officers, or directors or shareholders (or any relatives of any of the foregoing), or make loans, advances or other extensions of credit to or invest in any other Person, other than
(a) investments in cash equivalents; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; (c) extensions of credit by the Borrower to any of its wholly-owned Subsidiaries or by any of its wholly-owned Subsidiaries to another of its wholly-owned

Subsidiaries; (d) investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations; (e) investments incurred in order to consummate acquisitions or purchases otherwise permitted under subsection 7.03; and (f) loans to directors, officers or employees in the ordinary course of business (such as relocation loans) not to exceed in the aggregate principal amount outstanding at any one time the amount of $750,000.

     7.06 Liquidations and Mergers. The Borrower shall not, and shall not suffer
          ------------------------
or permit any of its Subsidiaries to, liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, or other combination, except that any Subsidiary may merge (i) with the Borrower, provided that the Borrower shall be the continuing or surviving corporation, or (ii) with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation.

     7.07 Sale of Assets. The Borrower shall not, and shall not suffer or permit
          --------------
any of its Subsidiaries to, (a) sell, lease, or otherwise dispose of its business or assets as a whole or such as in the opinion of the Bank constitutes a substantial portion of its business or assets; (b) sell or otherwise dispose of any of its accounts receivable except in connection with the collection of same in the ordinary course of business; (c) sell or otherwise dispose of any of its assets except for full, fair and reasonable consideration; or (d) enter into any sale and leaseback agreement covering any of its fixed or capital assets; provided, that the Borrower and its Subsidiaries shall not be prohibited from
--------
entering into sale and leaseback agreements with respect to equipment financing in the ordinary course of business.

     7.08 Business Activities. The Borrower shall not, and shall not suffer or
          -------------------
permit any of its Subsidiaries to, engage in any business activities or operations substantially different from or unrelated to present business activities and operations.

     7.09 Regulations G, T, U, and X. The Borrower shall not, and shall not
          --------------------------
suffer or permit any of its Subsidiaries to, use any portion of the proceeds of any Advances or extensions of credit hereunder, directly or indirectly, (i) to purchase or carry margin stock (within the meanings of Regulations G, T, U, and X of the FRB), (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry any such margin stock, (iii) to extend credit for the purpose of purchasing or carrying any such margin stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     7.10 Quick Ratio. The Borrower shall not permit at any time on a
          -----------
consolidated basis the sum of unencumbered cash, short-term cash investments, marketable securities not classified as long-term investments and net accounts receivable to be less than 1.25 times current liabilities (which shall include all Advances hereunder).

     7.11 Tangible Net Worth. The Borrower shall not permit at any time on a
          ------------------
consolidated basis its Tangible Net Worth to be less than 90% of its consolidated Tangible Net Worth as of March 30, 1997.

     7.12 Total Liabilities to Tangible Net Worth. The Borrower shall not permit
          ---------------------------------------
at any time on a consolidated basis the Borrower's total liabilities (which shall include all Advances hereunder) to exceed 0.80 times Tangible Net Worth.

     7.13 Consecutive Quarterly Losses; Losses in One Quarter. The Borrower on a
          ---------------------------------------------------
consolidated basis shall not incur (a) any quarterly net or operating loss in any two consecutive fiscal quarters or (b) any quarterly net or operating loss in excess of 5% of Tangible Net Worth.

                                  ARTICLE VIII


                               Events of Default
                               -----------------

     8.01 Events of Default. The occurrence of any of the following events shall
          -----------------
constitute an "Event of Default" under this Agreement:
               ----------------

          (a) Failure to Pay. The Borrower fails to pay, when due, any
              --------------
installment of principal, or within two Business Days after the date when due any interest, fee or any other sum due under this Agreement or any other Credit Document in accordance with the terms hereof or thereof.

          (b) Breach of Representation or Warranty. Any representation or
              ------------------------------------
warranty herein or in any other Credit Document proves to have been false or misleading in any material respect when made.

          (c) Specific Defaults. The Borrower fails to perform or observe any
              -----------------
term, covenant or agreement contained in Section 6.01, 6.02 or 6.03 or
Article VII.

          (d) Other Defaults. The Borrower fails to perform or observe any other
              --------------
term or covenant contained in this Agreement or any Credit Document, and such default shall continue unremedied for a period of 20 days after the earlier of
(i) the date upon
which the chief executive or chief financial officer of the Borrower knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Bank.

          (e) Judgments. One or more judgments or arbitration awards are entered
              ---------
against the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries enters into any settlement agreement with respect to any litigation or arbitration, in the aggregate amount of $1,000,000 or more on a claim or claims not covered by insurance.

          (f) Failure to Pay Debts; Voluntary Bankruptcy. The Borrower or any
              ------------------------------------------
Subsidiary (i) fails to pay the Borrower's or such Subsidiary's debts generally as they come due, or (ii) files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors.

          (g) Involuntary Bankruptcy. An involuntary petition is filed under any
              ----------------------
bankruptcy or similar statute against the Borrower or any Subsidiary, or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of the Borrower or any Subsidiary; provided, however, that such Event of Default shall be deemed cured if such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment.

          (h) Default of Other Financial Obligations. (i) Any default occurs
              --------------------------------------
under any other agreement involving the borrowing of money or the extension of credit having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,500,000 (including, without limitation, under the $6,000,000 lease financing with BankAmerica Leasing) to which the Borrower or any Subsidiary may be a party as borrower, guarantor, or installment purchaser, if such default consists of the failure to pay any obligation when due or if such default gives to the holder of the obligation concerned the right to accelerate the obligation or (ii) there occurs under any Swap Contract an Early Termination Date resulting from (1) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party or (2) any Termination Event as to which the Borrower or any Subsidiary is an Affected Party, and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $1,500,000. For purposes of this clause (ii), the terms "Early Termination Date", "Defaulting Party", "Termination Event", "Affected Party" and "Swap Termination Value" shall have the meanings assigned to them in the relevant Swap Contract, it being understood that such definitions contemplate Swap Contracts documented on International Swaps and Derivatives Association ("ISDA") standard forms; if such Swap Contract is not documented on an ISDA standard form, such terms shall be given similar or analogous meanings as used in such non-ISDA standard agreements.

          (i) Default of Other Bank Obligations. Any default occurs under any
              ---------------------------------
other obligation of the Borrower or any Subsidiary to the Bank or to any affiliate of the Bank.

          (j) Material Adverse Effect. There occurs a Material Adverse Effect.
              -----------------------

          (k) ERISA. (i) An ERISA Event shall occur with respect to a Pension
              -----
Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $500,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $500,000; or (iii) any of the representations and warranties contained in Section 5.12 shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (l) Change of Control. (i) any Person or two or more Persons acting in
              -----------------
concert shall acquire beneficial ownership, directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or
(ii) during any period of up to 12 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower unless the persons replacing such individuals were nominated by the Board of Directors of the Borrower; or
(iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     8.02 Remedies. If any Event of Default occurs,
          --------

          (a) any indebtedness of the Borrower under any of the Credit Documents, any term thereof to the contrary notwithstanding, shall at the Bank's option (but automatically upon the occurrence of an Event of Default described in subsection 8.01(f)(ii) or subsection 8.01(g)) and without notice become immediately due and payable without presentment, demand, protest, or notice of dishonor, or any other notice, all of which are hereby expressly waived by the Borrower to the full extent permitted by law;

          (b) the obligation, if any, of the Bank to make further loans or extensions of credit hereunder shall immediately cease and terminate, and

          (c) the Bank shall have all rights, powers, and remedies available under each of the Credit Documents, or accorded by law, including the right to resort to any or all security for any credit accommodation described herein, and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.

All rights, powers, and remedies of the Bank may be exercised at any time by the Bank and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of the Bank in connection with each of the Credit Documents are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.

                                   ARTICLE IX


                                 Miscellaneous
                                 -------------

     9.01 Successors and Assigns. This Agreement shall bind and inure to the
          ----------------------
benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower shall not assign this Agreement or any other Credit Document or any of the rights, duties or obligations of the Borrower hereunder without the prior written consent of the Bank.

     9.02 Consents and Waivers. No failure to exercise and no delay in
          --------------------
exercising, on the part of the Bank, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.

     9.03 Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of California.

     9.04 Costs and Attorneys' Fees. The Borrower shall, whether or not the
          -------------------------
transactions contemplated hereby shall be consummated, pay or reimburse the Bank on demand for all reasonable costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration, and execution of, and any amendment, supplement, waiver or modification to, this Agreement and any other Credit Document and the consummation of the transactions contemplated hereby and thereby, including reasonable attorney fees and disbursements and the allocated cost of internal counsel and disbursements, incurred by the Bank with respect thereto; and in connection with the enforcement, attempted enforcement or preservation of any rights or remedies hereunder or under any Credit Document, including any "workout" or restructuring under this Agreement, including attorney fees and disbursements and the allocated cost of internal counsel and disbursements. The agreements and obligations of the Borrower under this Section shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Borrower hereunder.

     9.05 Integration; Amendment. This Agreement, together with the other Credit
          ----------------------
Documents, embodies the entire agreement and understanding between the Borrower and the Bank. This Agreement may be amended or modified only in writing, signed by the Borrower and the Bank.

     9.06 Borrower's Documents. The Bank shall be under no obligation to return
          --------------------
any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by the Borrower and shall destroy or otherwise dispose of same at such time as the Bank, in its discretion, deems appropriate.

     9.07 Participations. The Bank may at any time sell, assign, grant
          --------------
participations in, or otherwise transfer to any other Person (a "Participant")
                                                                 -----------
all or part of the obligations of the Borrower under this Agreement and any other Credit Document. The Borrower authorizes the Bank and each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Borrower which may be in the hands of the Bank or such Participant, respectively. The Borrower authorizes the Bank to disclose to any prospective Participant and any Participant any and all information in the Bank's possession concerning the Borrower and its Subsidiaries, this Agreement or any other Credit Document.

     9.08 General Indemnification. The Borrower shall pay and indemnify the
          -----------------------
Bank, the Bank's parent company, and each of their
respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all
           ------------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses, or disbursements (including attorneys' fees and disbursements and the allocated costs of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Credit Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation, or proceeding related to this Agreement, any violation of any Environmental Law by the Borrower or its Subsidiaries, any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence (whether actual or alleged) of a Hazardous Substance on, under or about the property or operations of or property leased to the Borrower or any of its Subsidiaries, any transportation from or other off-site management of any Hazardous Substance generated or used by the Borrower or any of its Subsidiaries, or the loans and other extensions of credit hereunder or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                                     -----------------------
provided, that the Borrower shall have no obligation hereunder to any
--------
Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements and obligations of the Borrower under this Section shall survive the expiration or termination of the commitment to extend credit hereunder and the payment of all other obligations of the Borrower hereunder.

     9.09 Confidentiality. The Bank agrees to take normal and reasonable
          ---------------
precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, under this Agreement or any other Credit Document, including pursuant to Section 6.03 hereof, and the Bank shall not use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that the Bank may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of the Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Bank or may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (F) to the Bank's independent auditors and other professional advisors; (G) to any Participant, actual or potential, provided that such Participant agrees in writing to keep such information confidential to the same extent required of the Bank hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with the Bank; and
(I) to its affiliates.

     9.10 Notices (a) All notices, requests and other communications provided
          -------
for hereunder shall be in writing and mailed or delivered to a party at its address specified on the signature pages hereof, or to such other address as shall be designated by such party in a written notice to the other parties.

          (b) All such notices and communications shall, when transmitted by overnight delivery, be effective when delivered for overnight delivery, or if personally delivered, upon such personal delivery, except that notices pursuant to Article II shall not be effective until actually received by the Bank. The Borrower acknowledges and agrees that any agreement of the Bank pursuant to
Article II to receive notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. Telephone requests may be made by any individual identified in writing to the Bank on a form acceptable to the Bank as being authorized to make such requests. The Bank shall be entitled to rely upon any written or telephone request from persons it reasonably believes to be authorized by the Borrower to make such requests without making independent inquiry. The Borrower assumes the full risk of, and the Bank shall not be responsible for, any delays or errors in transmission, and the obligation of the Borrower to repay the loans and other extensions of credit hereunder shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

     9.11 Headings; Interpretation. Article, section, and paragraph headings are
          ------------------------
for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article, subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     9.12 Severability. The illegality or unenforceability of any provision of
          ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     9.13 Counterparts. This Agreement may be executed in as many counterparts
          ------------
as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     9.14 Waiver of Jury Trial. THE BORROWER AND THE BANK WAIVE THEIR RESPECTIVE
          --------------------
RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              POWERWAVE TECHNOLOGIES, INC.

                              By:  /s/ BRUCE C. EDWARDS
                                   --------------------------------
                              Name:  Bruce C. Edwards
                                     ------------------------------
                              Title: President and CEO
                                     ------------------------------

                              By:  /s/ KEVIN T. MICHAELS
                                   --------------------------------
                              Name:  Kevin T. Michaels
                                     ------------------------------
                              Title: Vice President, Finance & CFO
                                     ------------------------------

                              Address where notices to
                              Borrower are to be sent:

                              2026 McGaw Avenue
                              Irvine, CA  92614
                              Attn:  Kevin Michaels, Chief
                                     Financial Officer
                              Telecopier:  714-757-6675
                              Telephone:  714-757-6608

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION

                              By: /s/ DEBRA G. STAIGER
                                  ---------------------------------
                              Name:  Debra G. Staiger
                                     ------------------------------
                              Title: Vice President
                                     ------------------------------

                              Address where notices to
                              Bank are to be sent:

                              530 Lytton Avenue
                              Palo Alto, CA  94301
                              Attn:  Debra Staiger
                                     Vice President
                              Telecopier:  415-853-4476
                              Telephone:  415-853-4480

                         POWERWAVE TECHNOLOGIES, INC.
                     SCHEDULE 7.01 - EXISTING INDEBTEDNESS
                             AS OF AUGUST 1, 1997


               Lessor                  Lease #     Description      Equip. Value
CAPITAL LEASES:
B of A Leasing Capital Corp.           001         Test Equipment    101,024.82
                                       002         Test Equipment     85,661.34
                                       003         Test Equipment    516,857.35
                                       004         Test Equipment    235,832.86
                                       005         Test Equipment    568,758.36

Bank of the West (Balboa)              1923        Test Equipment     77,318.00
Santa Barbara Bank and Trust (Balboa)  2222        Test Equipment     61,552.00
                                                                  --------------
TOTAL CAPITAL LEASES                                               1,647,004.73
                                                                  ==============


                         POWERWAVE TECHNOLOGIES, INC.
                        SCHEDULE 7.02 - EXISTING LIENS
                             AS OF AUGUST 1, 1997


               Lessor                  Lease #           Description          Equip. Value                Description
(1) BUILDING FACILITY LEASE:
CNH, LLC                               Building Rent     2026 McGaw Ave                          Ten year operating lease commenced
                                                         Irvine, CA 92614                                 on July 15, 1996

(2) CAPITAL LEASES:
B of A Leasing Capital Corp.           001               Test Equipment         101,024.82
                                       002               Test Equipment          85,661.34
                                       003               Test Equipment         516,857.35
                                       004               Test Equipment         235,832.86
                                       005               Test Equipment         568,758.36

Bank of the West (Balboa)              1923              Test Equipment          77,318.00
Santa Barbara Bank and Trust (Balboa)  2222              Test Equipment          61,552.00
                                                                             --------------
TOTAL CAPITAL LEASES                                                          1,647,004.73
                                                                             ==============

(3) Operating leases on equipment in the normal course of business

(4) Mission Viejo Imports    SN NDBFA67E9SF123130 Mercedes Benz SL500R           91,400.00 Three year lease commencing on
                                                                                 September 17, 1995

                                    EXHIBIT A

                          POWERWAVE TECHNOLOGIES, INC.
                          ----------------------------
                             COMPLIANCE CERTIFICATE
                             ----------------------

                                                           Date: ________, 199


         Pursuant to that Credit Agreement dated as of August 1, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement) between Powerwave Technologies, Inc. (the "Borrower") and Bank of America National Trust and Savings Association (the "Bank"), the undersigned certifies that he/she is the chief financial officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate, and that:

         [Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.02(a) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto is a true and correct copy of the Borrower's audited consolidated balance sheet as at the end of the fiscal year ended _____________, 199_ and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of ________________ [independent certified public accounting firm].

                                       or

[Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.02(b) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto is a true and correct copy of the unaudited consolidated balance sheet of the Borrower for the fiscal quarter ended __________, 199_ and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter and for the portion of the fiscal year ending on the last day of such quarter.

         2. The attached financial statements are complete and correct and fairly present, in accordance with GAAP, the financial position and results of operations of the Borrower and the Borrower's consolidated Subsidiaries.

         3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements.

         4. To the best of the undersigned's knowledge, the Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrower, and the undersigned has no knowledge of any Default or Event of Default.

         5. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios in Schedule 2 refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, 199_.

                                               POWERWAVE TECHNOLOGIES, INC.



                                               By:
                                                  ---------------------------
                                               Name:
                                                    -------------------------
                                               Title:
                                                     ------------------------

                                   SCHEDULE 2
                                   ----------

                          To the Compliance Certificate
                                  ($ in 000's)/1/
                                                     Date: __________, 199__

                                                     For the fiscal quarter/year
                                                     Ended __________, 199__

                                                       Actual           Required/Permitted
                                                       ------           ------------------
1.   Section 7.01(h) Other
     ---------------------
     Unsecured Indebtedness.
     ----------------------

     Unsecured Indebtedness (other than types listed
     in 7.01(a) through (g))                                            Not to exceed $2,000,000
                                                       ==========
2.   Section 7.03 Acquisitions.
     -------------------------

     Cash and debt consideration paid for
     acquisitions made from and after August 1, 1997                    Not to exceed $10,000,000
                                                       ==========

3.   Section 7.04(b) Stock Repurchases.
     ---------------------------------

     Stock repurchases from and after August 1, 1997                    Not to exceed $2,000,000
                                                       ==========

4.   Section 7.10 Quick Ratio.
     ------------------------

     The ratio of:

     A.     the sum of unemcumbered:
          (i)    cash
                                                       ----------
                       plus
                       ----

          (ii)   short-term investments
                                                       ----------
                       plus
                       ----

          (iii)  marketable securities not
                 classified as long-term
                 investments                           ----------
                       plus
                       ----

          (iv)   current accounts receivable (net
                 of bad debt reserves)                 ----------
                 (i)+(ii)+(iii)+(iv)               =
                                                       ==========
     B.     current liabilities (including
            Advances under the Credit
            Agreement)
                      A
                     ---
                      B            =                                    Not less than 1.25 to 1.00
                                                       ==========

--------------------------

/1/ All amounts determined on a consolidated basis and computed in accordance with GAAP, consistently applied.

5.   Section 7.11 Tangible Net Worth.
     -------------------------------

                                                                        Not to be less than the sum of:

     Tangible Net Worth:                                                Tangible Net Worth as of 3/30/97:

     (i)   gross book value of assets                                   (i)   gross book value of assets
                                         ----------                                                              ----------
                   less                                                                 less
                   ----                                                                 ----

     (ii)   goodwill, patents,                                          (ii)  goodwill, patents,
            trademarks, trade names,                                          trademarks, trade names,
            organization expense,                                             organization expense, treasury
            treasury stock, unamortized                                       stock, unamortized debt discount
            debt discount and expense,                                        and expense, deferred research
            deferred research and                                             and development costs, deferred
            development costs, deferred                                       marketing expenses, other
            marketing expenses, other                                         deferred charges and other like
            deferred charges and other                                        intangibles
            like intangibles
                                         ----------                                                              ----------

                   less                                                                 less
                   ----                                                                 ----

     (iii)    monies due from                                           (iii) monies due from affiliates,
              affiliates, officers,                                           officers, directors, or
              directors, or                                                   shareholders of the Borrower
              shareholders of the                                             or its Subsidiaries
              Borrower or its
              Subsidiaries
                                         ----------                                                              ----------

                   less                                                                 less
                   ----                                                                 ----

     (iv)     reserves applicable to                                    (iv)  reserves applicable
              assets (including                                               to assets (including reserves
              reserves for depreciation                                       for depreciation and
              and amortization)                                               amortization)
                                         ----------                                                              ----------

                   less                                                                 less
                   ----                                                                 ----

     (v)      all liabilities                                           (v)   all liabilities (including
              (including accrued and                                          accrued and deferred income
              deferred income taxes and                                       taxes and subordinated
              subordinated liabilities)                                       liabilities)
                                         ----------                                                              ----------
     (i)-(ii)-(iii)-(iv)-(v) =                                                (i)-(ii)-(iii)-(iv)-(v) =                    2
                                         ==========                                                              ==========

-------------------

/2/ Calculation will need to be done for first compliance certificate only;
    thereafter, this number will be inserted.

6.        Section 7.12 Total
          ------------------
          Liabilities to Tangible Net
          ---------------------------
          Worth.
          -----

          The ratio of

          A.  Total liabilities
              (including Advances
              under the Credit
              Agreement)

          B.  Tangible Net Worth:        __________
              (from #5 above)            __________
                           A                                            Not greater than 0.80 to 1.00
                          ---       =
                           B             ==========

7.        Section 7.13 Consecutive
          ------------------------
          Quarterly Losses; Losses in
          ---------------------------
          One Quarter.
          -----------

          A.  Operating income (loss)                                   No loss if loss in immediately preceding
              for fiscal quarter         ==========                     fiscal quarter; no loss in excess of 5%
                                                                        times Tangible Net Worth (from #5 above)

          B.   Net income (loss) for                                    No loss if loss in immediately
               fiscal quarter            ==========                     preceding fiscal quarter; no loss in excess of 5%
                                                                        times Tangible Net Worth (from #5 above)